Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Union Bankshares Company

We have audited the accompanying consolidated balance sheet of Union Bankshares Company and Subsidiary as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Union Bankshares Company and Subsidiary as of and for the year ended December 31, 1994 were audited by other auditors whose report thereon dated January 20, 1995, included an explanatory paragraph that described the Company's change in its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities at January 1, 1994, as discussed Notes 3 and 4 to the financial statements. The financial statements of Union Bankshares Company and Subsidiary as of and for the year ended December 31, 1993 were audited by other auditors whose report thereon dated January 13, 1994, included an explanatory paragraph that described the Company's adoption of SFAS No. 106, Employers' Accounting for Post Retirement Benefits Other Than Pensions in 1993, as discussed in
Note 9 to the financial statements, and the Company's change in its method of accounting for income taxes in 1993 to adopt provisions of SFAS No. 109, Accounting for Income Taxes on January 1, 1993, as discussed in Note 10 to the financial statements.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Union Bankshares Company and Subsidiary as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

BERRY, DUNN, MCNEIL & PARKER

Portland, Maine
January 19, 1996





EXHIBIT 99.2

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Union Bankshares Company:

We have audited the accompanying consolidated balance sheet of Union Bankshares Company and Subsidiary as of December 31, 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flow for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Bankshares Company and Subsidiary at December 31, 1994, and the results of their operations and their cash flow for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in note 1, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities at January 1, 1994.

Baker Newman & Noyes
Limited Liability Company

January 20, 1995





EXHIBIT 99.3

The Board of Directors and Stockholders
Union Bankshares Company:

We have audited the accompanying consolidated statements of income, changes in shareholders' equity and cash flow of Union Bankshares Company and Subsidiary for the year ended December 31, 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation,. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Union Bankshares Company and Subsidiary for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in note 1, the Company changed its method of accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, on January 1, 1993. As discussed in note 10, the Company also adopted Statement of Financial Accounting Standards No. 106, Employers' Accounting for Post Retirement Benefits Other Than Pensions, on January 1, 1993.

KPMG Peat Marwick LLP

January 14, 1994